UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2019 (December 13, 2019)

 Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	YMAB	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2019, Y-mAbs Therapeutics, Inc., (the “Company”), MabVax Therapeutics Holdings, Inc. and MabVax Therapeutics, Inc., (together, “MabVax”), and Sloan Kettering Institute for Cancer Research (“MSK”) entered into a Settlement and Assumption and Assignment of MSK License Agreement and Y-mAbs Sublicense Agreement (the “SAAA”). The SAAA became effective as of the date the United States Bankruptcy Court for the District of Delaware entered an order approving the SAAA (the “Effective Date”), which occurred on December 13, 2019.

Background

On June 27, 2018 the Company entered into a sublicense agreement (the “Sublicense Agreement”) with MabVax, pursuant to which MabVax sublicensed to the Company certain patent rights and know-how for development and commercialization of products for the prevention or treatment of neuroblastoma by means of administering a bi-valent ganglioside vaccine, granted to MabVax, pursuant to an exclusive license agreement dated June 20, 2008 between MabVax and MSK (as amended, the “License Agreement”). On March 21, 2019, MabVax filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

The SAAA

The essence of the transaction created by the SAAA for the Company is, in light of the Chapter 11 bankruptcy proceedings affecting MabVax, to preserve the License Agreement and the rights granted to the Company under the Sublicense Agreement and to create a directly relationship between MSK and the Company with respect to the rights covered under the Sublicense Agreement.

Pursuant to the SAAA, MabVax has agreed to assume the Sublicense Agreement and the License Agreement pursuant to Section 365 of the Bankruptcy Code and concurrently to assign these agreements to MSK. MabVax has also agreed to pay MSK a certain amount to cure all existing defaults under the License Agreement.

The SAAA stipulates that, if the Company is granted a Priority Review Voucher (“PRV”) from the FDA covering a licensed product under the Sublicense Agreement and the PRV is subsequently sold, the Company has agreed to pay directly to MabVax and to MSK, respectively, a percentage of the proceeds from the sale thereof in order that MabVax and MSK each receive the same amount therefrom as envisaged under the original license arrangement. The Company has agreed that it shall reimburse MabVax, up to a certain amount, for MabVax’s reasonable, documented out-of-pocket fees and expenses (including reasonable attorney’s fees) incurred in connection with the negotiation and execution of the SAAA.

The foregoing description of the SAAA is not complete and is qualified in its entirety by reference to the text of the SAAA, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Y-mAbs Sublicense Agreement, dated as of June 27, 2018, by and between the Company and MabVax Therapeutics Holdings, Inc.
10.2	Settlement and Assumption and Assignment of MSK License Agreement and Y-mAbs Sublicense Agreement, dated as of December 2, 2019, by and among the Company, MabVax Therapeutics Holdings, Inc. and MabVax Therapeutics, Inc., and Sloan Kettering Institute for Cancer Research.

* Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: December 19, 2019	By:	/s/ Thomas Gad
Thomas Gad
Founder, Chairman, President and Head of Business Development